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                                                                Exhibit 1.1

                                  $800,000,000

                              PANAMSAT CORPORATION

                          8 1/2% SENIOR NOTES DUE 2012


                               PURCHASE AGREEMENT


                                                                January 25, 2002



CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANC ALEX. BROWN INC.
ABN AMRO INCORPORATED
SG COWEN SECURITIES CORPORATION
    c/o Credit Suisse First Boston Corporation
        Eleven Madison Avenue
        New York, N.Y.  10010-3629


Ladies and Gentlemen:

         1. Introductory. PanAmSat Corporation, a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "PURCHASERS") U.S.$800,000,000 principal amount of its Senior Notes due 2012 ("OFFERED SECURITIES"), to be issued under an indenture dated as of the Closing Date (as defined below) (the "INDENTURE") among the Company, the guarantors named therein and The Bank of New York, as Trustee, and guaranteed (the "GUARANTEES") by certain of the Company's subsidiaries as set forth on the signature pages hereof (the "GUARANTORS," and together with the Company, the "ISSUERS"). The United States Securities Act of 1933, as amended, is herein referred to as the "SECURITIES ACT."

         The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement of even date herewith, among the Issuers and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Issuers agree to file a registration statement with the Securities and Exchange Commission (the "COMMISSION") registering the resale of the Offered Securities under the Securities Act.

         The Issuers hereby agree with the several Purchasers as follows:

         2. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to, and agree with, the several Purchasers that:

                  (a) A preliminary confidential offering circular, dated January 15, 2002 (the "PRELIMINARY OFFERING CIRCULAR"), and a confidential offering circular, dated the date hereof (the "OFFERING CIRCULAR") relating to the Offered Securities to be offered and resold by the Purchasers have been prepared by the Issuers. Such Preliminary Offering Circular and Offering Circular are hereinafter collectively referred to as the "OFFERING DOCUMENT." Neither the Preliminary Offering Circular as of the date thereof nor the Offering Circular as of the date of this Agreement includes any untrue statement of a material fact or omits to state any
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         material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Issuers by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

                  (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, or would not materially and adversely affect the ability of the Company and the Guarantors to perform their respective obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement (as defined below), the Indenture (as defined below), the Offered Securities and the Guarantees (collectively, the "OPERATIVE DOCUMENTS") (a "MATERIAL ADVERSE EFFECT").

                  (c) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than as described in the Offering Document.

                  (d) The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Issuers, enforceable in accordance with their terms, except to the extent enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, now or hereafter in effect, relating to creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (collectively, the "BANKRUPTCY AND EQUITY EXCEPTIONS").

                  (e) There are no contracts, agreements or understandings between the Issuers and any person that would give rise to a valid claim against the Issuers or any Purchaser for a

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         brokerage commission, finder's fee or other like payment, other than to the Purchasers, in connection with any transaction contemplated by this Agreement.

                  (f) Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 of this Agreement, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the performance by the Issuers of their obligations under the Operative Documents or in connection with the issuance and sale of the Offered Securities by the Issuers, except as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder and such as have been obtained or may be required by state securities or blue sky laws in connection with the offer and sale of the Offered Securities or Exchange Securities by the Issuers.

                  (g) The execution, delivery and performance of the Operative Documents by the Issuers and the issuance and sale of the Offered Securities by the Issuers and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties (including, without limitation, the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission (the "FCC"), the Department of Commerce, the National Telecommunications and Information Administration and the International Telecommunications Union), (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary except as in the case of clauses (i) and
         (ii) for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has the requisite corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement. The contracts listed on part II of Schedule B to Schedule C hereto are the only contracts to which any Issuer is a party that are material to the Company and its subsidiaries taken as a whole. To the knowledge of the Company, the orders, judgments and decrees listed on part I of Schedule B to Schedule C hereto are the only orders, judgments and decrees of any court or other agency of government binding on any Issuer.

                  (h) This Agreement has been duly authorized, executed and delivered by the Issuers.

                  (i) On the Closing Date, the Registration Rights Agreement will have been duly authorized, executed and delivered by the Issuers. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and legally binding agreement of the Issuers, enforceable against each Issuer in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. On the Closing Date, the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Document.

                  (j) On the Closing Date, the Escrow and Pledge Agreement by and among The Bank of New York, as securities intermediary (in such capacity, the "ESCROW AGENT"), The Bank of New York, as Trustee under the Indenture (in such capacity, the "TRUSTEE"), and the

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         Company (together with the securities account control agreement described therein, the "ESCROW AGREEMENT"), will have been duly authorized, executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exceptions; and, upon the valid execution and delivery of the Escrow Agreement by all parties thereto, the Trustee will have a valid and perfected first priority security interest in the Escrow Account (as defined in the Escrow Agreement) and all financial assets (as defined in the Uniform Commercial Code of the State of New York) now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in the Escrow Account pursuant to the terms of the Escrow Agreement.

                  (k) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and have good title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (l) Except as described in the Offering Document, the Company and each of its subsidiaries has obtained all necessary certificates, authorities, orders, permits, licenses (including, without limitation, all requisite FCC licenses), authorizations, consents and approvals of and from, and has made all necessary filings with, all federal, state, local, foreign supranational, national, regional and other governmental authorities, all self-regulatory organizations, all courts and tribunals and from other persons material to the conduct of its business except to the extent that the failure to obtain such certificates, authorities, orders, permits, licenses, authorizations, consents and approvals or to make such filings would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Offering Document, the Company or any of its subsidiaries has not received any notice of proceedings relating to revocation or modification of any such certificates, authorities, orders, permits, licenses, authorizations, consents or approvals, nor is any Issuer in violation of, or in default under, any federal, state, local, foreign supranational, national or regional law, regulation, rule, decree, order or judgment applicable to such Issuer the effect of which would individually or in the aggregate have a Material Adverse Effect.

                  (m) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

                  (n) The Company and its subsidiaries own, possess, have the right to use by license or otherwise, or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that would individually or in the aggregate have a Material Adverse Effect.

                                      -4-
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                  (o) Neither the Company nor any of its subsidiaries is in
         violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (p) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

                  (q) The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma and as adjusted financial information included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (r) Except as disclosed in the Offering Document, since the date of the latest financial statements included in the Offering Circular there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole.

                  (s) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "INVESTMENT COMPANY" required to register under the Investment Company Act.

                  (t) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") or quoted in a U.S. automated inter-dealer quotation system.

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                  (u) Assuming the accuracy of the representations and
         warranties of the Purchasers in Section 4 of this Agreement, the offer and sale of the Offered Securities by the Company to the Purchasers in the manner contemplated by this Agreement and the Offering Circular will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

                  (v) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("REGULATION S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply in all material respects with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

                  (w) There is no "substantial U.S. market interest" as defined in Rule 902(j) of Regulation S in the Company's debt securities.

                  (x) Except as described in the Offering Document, the Company and each of its subsidiaries carries, or is covered by, and will maintain, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses in similar industries; the Company is insured by third-party insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect, except as described in or contemplated by the Offering Document.

                  (y) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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                  (z) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (aa) The Exchange Securities (as defined in the Registration Rights Agreement) have been duly authorized by the Company; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Registered Exchange Offer (as defined in the Registration Rights Agreement) and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exceptions.

                  (bb) The Guarantee to be endorsed on the Offered Securities by each Guarantor has been duly authorized by such Guarantor, and, on the Closing Date, will have been duly executed and delivered by each such Guarantor and will conform in all material respects to the description thereof contained in the Offering Document. When the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed thereon will constitute the valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

                  (cc) The guarantee to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform in all material respects to the description thereof contained in the Offering Document. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, the guarantee of each Guarantor endorsed thereon will constitute a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

                  (dd) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except in the case of clause (ii) for such violations and defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (ee) No holder of securities of the Company or any subsidiary will be entitled to have such securities registered under the registration statement required to be filed by the Issuers pursuant to the Registration Rights Agreement.

                  (ff) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

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                  (gg) Since January 1, 2002, and other than as set forth on
         Schedule B hereto, no "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to any debt securities of the Company or (ii) has indicated to the Company that it is considering
         (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating on the debt securities of such Issuer.

         The Company acknowledges that each of the Purchasers and, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 6 hereof, counsel to the Company and counsel to the Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuers agree to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Issuers, at a purchase price of 98.25% of the principal amount thereof the respective principal amounts of the Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto. Notwithstanding the foregoing, on the Closing Date, in exchange for the Offered Securities, the Purchasers shall, severally and not jointly, and the Company hereby instructs the Purchasers to, deposit with the Escrow Agent an amount equal to 100% of the respective principal amounts of the Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto. Pursuant to the terms of the Escrow Agreement, upon satisfaction of the conditions giving rise to the release of funds to the Company under the Escrow Agreement, namely, the Company's entering into the new credit facility as contemplated by the Offering Circular within 60 days of the Closing Date, the Escrow Agent shall forthwith distribute from the escrow account (i) to the Purchasers, 1.75% of the principal amount of the Offered Securities (in proportion to the respective amounts so purchased by the several Purchasers) and (ii) to the Company, the balance remaining in the Escrow Account, less any fees and expenses of the Escrow Agent that are to be paid by the Company. If, on the other hand, the conditions giving rise to the release of funds to the Company under the Escrow Agreement are not satisfied within 60 days after the Closing Date and, pursuant to Section 6(c) of the Notes, the Company is required to redeem all of the outstanding Offered Securities at 100% of their principal amount plus accrued interest to the date of redemption, then no payment shall be owing to the Purchasers from the Escrow Agent or the Issuers as a result of the transactions contemplated hereunder.

         The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the "REGULATION S SECURITIES") in the form of one or more temporary global securities in registered form without interest coupons (the "REGULATION S GLOBAL SECURITIES"), which will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR"), and Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG"), and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the "144A SECURITIES") in the form of one permanent global security in registered form without interest coupons (the "RESTRICTED GLOBAL SECURITIES") deposited with the Trustee as custodian for DTC and registered in

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the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under "TRANSFER RESTRICTIONS" in the Offering Document. Until the termination of the restricted period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Offering Document.

         Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account previously designated by the Escrow Agent, at the office of Cahill Gordon & Reindel at 9:00 A.M. (New York time), on February 1, 2002, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "CLOSING DATE," against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the Offered 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Cahill Gordon & Reindel at least one business day prior to the Closing Date.

         4.  Representations by Purchasers; Resale by Purchasers.

         (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

         (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect: "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "SECURITIES ACT") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         Terms used in this subsection (b) have the meanings given to them by Regulation S.

         (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

         (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

         (e) Each of the purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involves them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         Such Purchaser acknowledges that the Issuers and, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 6 hereof, counsel to the Company and counsel to the Purchasers, will rely upon the accuracy and truth of the foregoing representations and such Purchaser hereby consents to such reliance.

         5. Certain Agreements of the Issuers. The Issuers agree with the several Purchasers that:

                  (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Circular and will not effect such amendment or supplementation without CSFBC's consent, which will not be unreasonably withheld or delayed. If, at any time prior to the completion of the initial resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Circular to comply with any applicable law, the Company promptly will notify

         CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (b) The Company will furnish to CSFBC copies of the Offering Circular and all amendments and supplements thereto as soon as available and in such quantities as CSFBC reasonably requests, and the Company will furnish to CSFBC on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company. At any time when both (i) the Company is not subject to Section 13 or 15(d) of the Exchange Act and (ii) the Offered Securities continue to be "restricted securities" within the meaning of Rule 144 under the Securities Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

                  (c) The Company, in cooperation with the Purchasers and their counsel, will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Issuers will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

                  (d) During the period of three years hereafter, the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year if any such report is prepared and circulated; and the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

                  (e) During the period of two years after the Closing Date, the Issuers will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

                  (f) During the period of two years after the Closing Date, the Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

                  (g) During the period of two years after the Closing Date, no Issuer will be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                  (h) The Issuers will pay all expenses incidental to the performance of their respective obligations under the Operative Documents, including (i) the fees and expenses of the Trustee and the Escrow Agent and their respective professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Indenture, the Registration Rights Agreement, the Escrow Agreement, the Offered Securities, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") and any expenses incidental thereto;
         (iv) the cost of any advertising approved by the Issuers in connection with the issuance of the Offered Securities; (v) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vii) expenses incurred in distributing the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Issuers will also pay or reimburse the Purchasers (to the extent incurred by them) for all costs of chartering any aircraft in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

                  (i) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, none of the Issuers or any of their respective affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest in any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

                  (j) For a period of 180 days after the date hereof, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

         6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuers herein in all material respects, except to the extent such representations and warranties are already qualified by materiality in Section 2 herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by each of the Issuers of its obligations hereunder in all material respects and to the following additional conditions precedent:

                  (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Deloitte & Touche LLP, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("RULES AND REGULATIONS") and to the effect that:

                           (i) in their opinion the financial statements
                  examined by them and included in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                          (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Offering Document;

                         (iii) on the basis of the review referred to in clause
                  (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements
                           included in the Offering Document do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                    (B) the unaudited consolidated net sales,
                           net operating income, net income and net income per share amounts for the nine-month period ended September 30, 2001 included in the Offering Document do not agree with the amounts set forth in the unaudited consolidated financial statements for that same period or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                                    (C) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

                                    (D) for the period from the closing date of
                           the latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in consolidated net sales, net operating income, consolidated net income or in the ratio of earnings to fixed charges;

                  except in all cases set forth in clauses C and D above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter; and

                          (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any nationally recognized statistical rating organization, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market, or any setting of minimum prices for trading on such exchanges, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities;
         (vi) any major disruption of settlements of securities; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities.

                  (c) The Purchasers shall have received an opinion, dated the Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for the Issuers, substantially to the effect of Schedule C hereto.

                  (d) The Purchasers shall have received an opinion, dated the Closing Date, of Goldberg, Godles, Wiener & Wright, special FCC counsel for the Issuers, substantially to the effect of Schedule D hereto.

                  (e) The Purchasers shall have received from Cahill Gordon & Reindel, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the exemption from registration for the offer and sale of the Offered Securities by the Issuers to the Purchasers and the resales by the Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (f) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation and in their capacity as such officers, on behalf of the Company, shall state that the representations and warranties of the Issuers in this Agreement are true and correct, that each Issuer has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements in the Offering Document, there has been no material adverse change, nor any development or event that has resulted in, or could reasonably be expected to result in, a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

                  (g) The Purchasers shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

         The Issuers will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

         7. Indemnification and Contribution. (a) Each of the Issuers will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of
Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided, further, however, that the Issuers will not be liable to any Purchaser or any person controlling such Purchaser with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Circular that is corrected in the Offering Circular (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Offered Securities from such Purchaser but was not sent or given a copy of the Offering Circular (as amended or supplemented), unless such failure to deliver the Offering Circular (as amended or supplemented) was a result of noncompliance by the Company with Section 5(b) hereof.

         (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Issuers, their respective directors and officers and each person, if any, who controls any Issuer within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which any Issuer may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: under the caption "Plan of Distribution," paragraphs three, six, nine and ten.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Purchasers from the Issuers under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discount, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

         (e) The obligations of the Issuers under this Section 7 shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Issuer within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section 7 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act.

         8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of the Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements sat-isfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section 8. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuers or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Issuers or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuers shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Issuers and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v) or (vi) of Section 6(b), the Issuers will reimburse the Purchasers for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Issuers, will be mailed, delivered or telegraphed and confirmed to it at PanAmSat Corporation, 20 Westport Road, Wilton, Connecticut 06897, Attention: General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuers as if such holders were parties thereto.

         12. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

         Each Issuer hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Issuers and the Purchasers in accordance with its terms.

                                  Very truly yours,

                                  PANAMSAT CORPORATION


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:



                                  NET/36, INC.
                                  PANAMSAT COMMUNICATIONS CARRIER SERVICES, INC. PANAMSAT COMMUNICATIONS JAPAN, INC.
                                  PANAMSAT COMMUNICATIONS SERVICES, INC.
                                  PANAMSAT INTERNATIONAL HOLDINGS, INC.
                                  USHI, INC.
                                  PANAMSAT MARKETING CORPORATION
                                  PANAMSAT INTERNATIONAL SYSTEMS, INC. (PISI)
                                  PANAMSAT ASIA CARRIER SERVICES, INC.
                                  PANAMSAT CAPITAL CORPORATION
                                  PANAMSAT CARRIER SERVICES, INC.
                                  PANAMSAT INDIA, INC.
                                  PANAMSAT INDIA, MARKETING, LLC
                                  PAS INTERNATIONAL EMPLOYMENT, INC.
                                  PANAMSAT LICENSEE CORP.
                                  PANAMSAT INTERNATIONAL SALES, INC.
                                  PANAMSAT INTERNATIONAL SYSTEMS, LLC
                                  PANAMSAT INTERNATIONAL SYSTEMS MARKETING, LLC SERVICE AND EQUIPMENT CORPORATION
                                  SOUTHERN SATELLITE CORP.
                                  SOUTHERN SATELLITE LICENSEE CORPORATION


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:



The foregoing Purchase Agreement
    is hereby confirmed and accepted
    as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANC ALEX. BROWN INC.
ABN AMRO INCORPORATED
SG COWEN SECURITIES CORPORATION

By:  CREDIT SUISSE FIRST BOSTON CORPORATION


By:
     --------------------------------------
     Name:
     Title:

                                   SCHEDULE A


                                                            Principal Amount of
                Purchaser                                    Offered Securities
                ---------                                    ------------------
Credit Suisse First Boston Corporation ................         $405,803,000

Deutsche Banc Alex. Brown Inc. ........................          315,625,000

ABN AMRO Incorporated .................................           39,286,000

SG Cowen Securities Corporation .......................           39,286,000
                                                                ------------
                  Total                                         $800,000,000
                                                                ============

                                   SCHEDULE B

                               RATINGS INFORMATION


STANDARD & POOR'S


         On or about January 15, 2002, Standard & Poor's ("S&P") assigned a rating of "BB" to the Company's proposed new credit facility and a rating of "B" to the Offered Securities, and it then placed those ratings on CreditWatch negative. At the same time, S&P raised the rating on the $750 million senior unsecured notes (the "1998 NOTES") issued by the Company under the Indenture dated as of January 16, 1998 to "BB" from "BB-". In addition, S&P announced that all other ratings on the Company remain on CreditWatch negative.

MOODY'S INVESTORS SERVICE, INC.


         On or about January 16, 2002, Moody's Investors Service, Inc. ("MOODY'S") assigned a rating of "Ba2" to the Company's proposed new credit facility, "Ba3" to the Offered Securities and "Ba2" to the 1998 Notes. At the same time, Moody's placed those ratings on watch for possible downgrade.

                                   SCHEDULE C

                 FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP

                                   SCHEDULE D

              FORM OF OPINION OF GOLDBERG, GODLES, WIENER & WRIGHT